EXHIBIT 23(H)(VIII) UNDER FORM N-1A
                                           EXHIBIT 10(H) UNDER ITEM 601/REG. S-K
                      ADMINISTRATIVE SERVICES FEE EXHIBIT


   The Investment Company agrees to pay and Huntington hereby agrees to accept as full compensation for its Administrative Services under this Agreement an Administrative Services fee at the following annual rate:

            Fee Rate                     Average Daily Net Assets of the Fund
             .135%                         on the first $4 billion
             .125%                         on the next $3 billion
             .115%                         on assets in excess of $7 billion


   There is no minimum annual fee per Fund or Share Class.

   IN WITNESS WHEREOF, the Parties hereto have caused this Administrative Services Fee Exhibit to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year below.

Dated:June 23, 2006


                               THE HUNTINGTON FUNDS


                               By:
                               Name:  George M. Polatas
                               Title:  Vice President


                               THE HUNTINGTON NATIONAL BANK


                               By:
                               Name:  B. Randolph Bateman
                               Title:  Executive Vice President and Chief
Investment Officer











THE HUNTINGTON FUNDS                 1Administrative Services Agreement, dated
June 23, 2006